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Exhibit 2.1
AMENDMENT NO. 3
to
BUSINESS TRANSFER AGREEMENT

This Amendment No. 3 (this “Amendment”) is made and entered into as of March 13, 2013, by and between Orchid Chemicals & Pharmaceuticals Ltd., a company incorporated under the Act (“Orchid”), Mr. K. Raghavendra Rao (“KRR”) and Hospira Healthcare India Private Limited, a company incorporated under the Act (“Hospira”), for the purpose of amending that certain Business Transfer Agreement, dated as of August 29, 2012 (as amended), by and among Orchid, KRR and Hospira (as amended from time to time, the “Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, following the execution of the Agreement, and after considering the developments since the execution of the Agreement, being the working capital assistance being given by Hospira and its parent companies to Orchid, and the time taken to receive certain Consents from Governmental Authorities, the Parties agreed that certain assets at the Retained Sholinganallur Facility would be included as Transferred Assets of the Business, the Cash Consideration would increase in consideration for the inclusion of such additional assets and the date for completion of the transactions contemplated under the Agreement would be extended.

WHEREAS, following the execution of the Agreement, the Parties agreed that if required approvals for the transfer of title to certain Transferred Assets of the Business were not yet received at the Closing, then the Closing would occur and the transfer of title to such assets would be deferred.

WHEREAS, the Parties now desire to amend the Agreement in accordance with Clause 15.3 of the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises made by the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.    Amendments to Agreement.

A)The definition of "Advance Purchase Stock Payment" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

"“Advance Purchase Stock Payment” means the amount to be credited by the Seller against the Cash Consideration pursuant to the terms of Paragraph 2(a) of Amendment #8 to the Current API Supply Agreement entered into by the Seller and the Purchaser on March 13, 2013;

B)The definition of "Ancillary Agreements" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:
"“Ancillary Agreements” means, collectively: (a) the 2009 BTA Amendment, (b) the IP Assignments, (c) the API Supply Agreement Amendment, (d) the Transition Services Agreement, (e) the NPNC API Supply Agreement, (f) the Deeds, (g) the Aurangabad Lease Deed, (h) the *** Option Agreement, (i) the Sholinganallur Pre-Transfer Services Agreement, (j) the Sholinganallur Post-Transfer Services Agreement, and (k) any other instruments of sale, conveyance, transfer and assignment between the Seller or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, in form and

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substance reasonably satisfactory to the Purchaser and the Seller, as may be reasonably necessary or advisable under applicable Law to effect the transactions contemplated by this Agreement and the Ancillary Agreements;"
C)The definition of "*** Option Agreement" in Clause 1.1 of the Agreement is hereby amended and restated in its entirety as follows:
"“*** Option Agreement” means that certain Option Agreement to be entered into by and between Hospira Pte Ltd. and *** as set forth in Clause 6.21 and Clause 7.2 in the form of Exhibit L;"
D)A new definition is hereby added in Clause 1.1 of the Agreement, to read in its entirety as follows:

"“Lender Consent” means the Release or Consents received from, or any final understanding, restructuring or arrangement of the Seller with, all or any of its lenders pursuant to any Lender Arrangement, which does not adversely affect the Business, the Transferred Assets of the Business or the ability of the Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate timely the transactions contemplated by this Agreement or the Ancillary Agreements or the rights and entitlements of the Purchaser under the Agreement;"

E)Schedule 1.1(j) of the Agreement is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit A to this Amendment.

F)The initial portion of Clause 2.1 of the Agreement (prior to Clause 2.1.1) is hereby amended and restated in its entirety as follows:

"Subject to the terms and conditions of this Agreement (including Clause 6.21 and Clause 6.22), at the Closing, the Seller shall sell, convey, assign, transfer and deliver, or cause its Affiliates to sell, convey, assign, transfer and deliver, to the Purchaser or one or more of its Affiliates, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Purchaser or one or more of its Affiliates shall purchase and acquire (a) the Transferred Facilities; and (b) all of the assets, rights and properties of the Seller and its Affiliates, located anywhere in the world, whether tangible or intangible, real, personal or mixed, related to the Business (except as otherwise expressly set forth below or otherwise in this Agreement or the Ancillary Agreements and to the extent that the term “primarily” is used in Clauses 2.1.1 – 2.1.20 below, only those such assets, rights and properties) ((a) and (b), collectively, the “Transferred Assets of the Business”), including the following:"

G)Schedule 2.1.6 of the Agreement is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit B to this Amendment.

H)Schedule 2.2.6 of the Agreement is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit C to this Amendment.

I)The initial portion of Clause 2.3 of the Agreement (prior to Clause 2.3.1) is hereby amended and restated in its entirety as follows:

"Subject to the terms and conditions of this Agreement (including Clause 6.21 and Clause 6.22), at the Closing, the Purchaser shall assume and pay or perform when due only the following Liabilities to the extent relating to the Business (collectively, the “Assumed Liabilities”):"

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J)Clause 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
"The cash consideration for the Transferred Assets of the Business, exclusive of all applicable Transfer Taxes resulting from the transfer of the Transferred Assets of the Business, is INR *** (Indian Rupees ************) (the “Cash Consideration”), subject to adjustment in accordance with Clause 3.2. At the Closing, the Purchaser shall assume the Assumed Liabilities. The Cash Consideration as adjusted pursuant to Clause 3.2, Clause 8.10 and Clause 11.7, and the Assumed Liabilities are collectively referred to herein as the “Purchase Price.”"
K)A new Clause 3.2.8 is hereby added to the Agreement, to read in its entirety as follows:
“3.2.8    The Parties agree that any portion of the Closing Net Working Capital that has been extended and or advanced to the Seller under any arrangement shall not be considered in accounting for the Closing Net Working Capital.”
L)Clause 9.17.1(a) of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit D to this Amendment.

M)Schedule 5.1.3 of the Agreement is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit D to this Amendment.

N)Clause 6.7.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"At least 2 (two) Business Days prior to the Closing Date, the Seller shall cause any Excluded Assets located within the Transferred Facilities to be removed from such locations other than any Excluded Assets (1) necessary for the performance of any transition services to be provided by the Purchaser under the Transition Services Agreement, which such Excluded Assets are described on Schedule 6.7.2 (which shall be completed by Purchaser and Seller prior to the Closing based upon the terms of the Transition Services Agreement) or (2) that will remain at the Sholinganallur Facility pursuant to, as applicable, the terms of Clause 6.21, the Sholinganallur Pre-Transfer Services Agreement, or the Sholinganallur Post-Transfer Agreement."

O)Clause 6.15.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

"The effective exchange rate to calculate at the Closing the Indian Rupee equivalent of the amount of the Advance Purchase Stock Payment shall be USD1.00 to INR54.93.”

P)Clause 6.15.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"The effective exchange rate to convert payments of adjustments to the Cash Consideration in accordance with Clause 3.2 from Dollars into Rupees shall be USD1.00 to INR54.93.”

Q)Clause 6.15.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"[Intentionally Omitted]”

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R)Clause 6.17 of the Agreement is hereby amended and restated in its entirety to read as follows:
"[Intentionally Omitted]”
S)The Agreement is hereby amended to delete all references to Schedule 6.17 and Exhibit E.

T)Clause 6.20 is hereby amended and restated in its entirety to read as follows:
"6.20    Advance Purchase Stock Payments
On the Closing Date, the Purchaser will pay, or cause to be paid, on behalf of the Seller those amounts due and payable at the Closing pursuant to the terms of paragraphs 2(b) and 2(c) to Amendment #8 to the Current API Supply Agreement entered into by the Seller and the Purchaser on March 13, 2013 (with such amounts being deducted from the Cash Consideration delivered to the Seller pursuant to Clause 7.2.2(a))."
U)A new Clause 6.21 is hereby added to the Agreement, to read in its entirety as follows:

"6.21    Debonding of Sholinganallur Facility

6.21.1    Following the Closing, subject to Clause 6.21.3 below, the Seller shall use, and shall cause its Affiliates to use, commercially reasonable efforts to obtain as promptly as practicable all Governmental Authorizations, give all notices to, make all filings with, all Governmental Authorities, and to obtain all other Consents, Releases, substitutions or amendments from, and give all other notices to, all other Persons, that are necessary or advisable in connection with the debonding and exiting out of the Export Oriented Unit (EOU) scheme of the Sholinganallur Facility (the "Debonding"), including those listed in Schedule 6.21.1, it being agreed and understood by the Parties that any costs, fees, expenses or other charges relating to such Debonding (including any customs duties or other amounts to be paid to Governmental Authorities in connection with such Debonding) (collectively, the "Debonding Costs") shall be borne by the Seller (it being further agreed and understood that if Seller does not have adequate financial resources to make such payments, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). The Purchaser agrees that Debonding Costs do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the Debonding process.

6.21.2    Notwithstanding any representations, warranties, covenants or closing conditions to the contrary, at the Closing:

(a)    title to the following Transferred Assets of the Business will not transfer to the Purchaser: (i) all buildings, structures, fixtures and other improvements located at the Sholinganallur Facility and (ii) all furniture, fixtures, office equipment, laboratory equipment, all other moveable assets, properties, resources, facilities, utilities and services, including machinery, equipment, systems, implements, apparatus, instruments, mechanical and spare parts, tools, tooling, dyes, production supplies, storage tanks, pipes and fittings, utilities, vehicles, utensils, communication facilities and capital work-in-progress, training materials and equipment, supplies, owned and leased motor vehicles, mobile phones and personal digital assistants used by the Transferred Employees, and other tangible property of any kind, in each case that are included in the Transferred Assets of the Business and located at the Sholinganallur Facility (the Transferred Assets of the Business included in (i) and (ii) above being, (the “Sholinganallur Deferred Assets”);

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(b)    the Assumed Liabilities shall not include any Liabilities arising out of, relating to or incurred in connection with the operation or ownership of the Sholinganallur Deferred Assets after the Closing (other than those Liabilities maintained by the Purchaser pursuant to the Sholinganallur Pre-Transfer Services Agreement);
(c)    an amount equal to INR*** (Indian Rupee ************) shall be retained by the Purchaser as security for the completion of the matters contained in this Clause 6.21 from the Cash Consideration payable pursuant to Clause 3.1 and Clause 7.2.2(a) (the “Sholinganallur Deferred Assets Holdback Amount“);
(d)    an amount equal to INR***(Indian Rupee ************) shall be retained by the Purchaser for the payment of any Debonding Costs from the Cash Consideration payable pursuant to Clause 3.1 and Clause 7.2.2(a) (the “Sholinganallur Debonding Costs Holdback Amount“);and
(e)    the Seller and the Purchaser shall enter into an agreement for the lease and operation of the Sholinganallur Facility prior to the transfer of title to the Purchaser of the Sholinganallur Deferred Assets (the “Sholinganallur Pre-Transfer Services Agreement”), which the Parties shall negotiate in good faith prior to the Closing and the terms of which shall be in accordance with the terms and principles contained in Schedule 6.21.2.

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6.21.3    Following the Closing, the Purchaser shall have the right to assume control of the process of the Debonding and the Seller shall promptly empower the Purchaser in accordance with applicable Law (through a power of attorney or any such other documentation as may be necessary or appropriate in accordance with applicable Law) to represent the Seller in such process. The Seller shall fully cooperate with the Purchaser, including by promptly providing the Purchaser with any correspondence, notices or other written communications in connection with such process and making available to the Purchaser relevant documents and personnel. In addition, the Seller shall provide the Purchaser and its representatives access upon prior notice and during normal business hours to relevant books and records and shall otherwise cooperate with all reasonable requests of the Purchaser in connection with this process. The Seller shall be responsible for the payment of any Debonding Costs; provided, however, that the payment for such Debonding Costs shall first be made by the Purchaser on behalf of the Seller from the Sholinganallur Debonding Costs Holdback Amount. Notwithstanding the foregoing, the Purchaser may not agree to any settlement of customs duties or other amounts to be paid to Governmental Authorities in connection with the Debonding without prior notice to and Consent of the Seller, which Consent shall not be unreasonably withheld, delayed or conditioned; provided however, that the Purchaser may agree to such a settlement on behalf of the Seller without prior Consent of the Seller if the aggregate amount of customs duties or other amounts to be paid to Governmental Authorities in connection with the Debonding is less than INR *** (Indian Rupee ************).
6.21.4    Once the Debonding is completed, then the Seller shall promptly (and no later than 5 (five) Business Days following the completion of the Debonding) assign, transfer, convey and deliver title to the Sholinganallur Deferred Assets to the Purchaser free and clear of all Encumbrances (the "Sholinganallur Deferred Assets Title Transfer") and the Purchaser shall assume those Liabilities arising out of, relating to or incurred in connection with the operation or ownership of the Sholinganallur Deferred Assets after the date of the Sholinganallur Deferred Assets Title Transfer (other than those Liabilities maintained by the Seller pursuant to the Sholinganallur Post-Transfer Services Agreement). With respect to those Sholinganallur Deferred Assets the title to which may be effectively transferred by delivery of possession thereof, title shall be transferred by delivering possession thereof to the Purchaser or the Purchaser’s agent. With respect to all other Sholinganallur Deferred Assets, the Seller shall deliver (i) a sale deed in form and substance reasonably acceptable to the Purchaser duly stamped and executed by the Seller in favor of the Purchaser (the "Sholinganallur Deferred Assets Deed"), conveying the whole of the right, title and interest of the Seller in such Sholinganallur Deferred Assets to the Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to the Purchaser; and (ii) a notarized copy of the title deed to such Sholinganallur Deferred Assets from which the Seller has derived its title to such Sholinganallur Deferred Assets. At such time, the Purchaser shall duly execute the Sholinganallur Deferred Assets Deed. The Parties shall ensure that on the date of the Sholinganallur Deferred Assets Title Transfer, the Sholinganallur Deferred Assets Deed shall be registered with the relevant Registrar of Sub Assurances. Notwithstanding anything to the contrary contained herein, it is agreed and understood by the Parties that (i) the Sholinganallur Deferred Assets are Transferred Assets of the Business and (ii) any representations and warranties made by the Seller pursuant to Clause 9 with respect to any Sholinganallur Deferred Assets shall be deemed made as of the Effective Date and as of the date of the Sholinganallur Deferred Assets Title Transfer.
6.21.5    In addition to the foregoing, on the date of the Sholinganallur Deferred Assets Title Transfer:
(a)    the Purchaser shall pay the Sholinganallur Deferred Assets Holdback Amount (without interest) to the Seller;

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(b)    the Purchaser shall pay to the Seller an amount equal to the Sholinganallur Debonding Costs Holdback Amount (without interest), less any Debonding Costs paid by the Purchaser on behalf of the Seller pursuant to the terms of Clause 6.21.4;
(c)    the Seller and the Purchaser shall enter into an agreement for the lease and operation of the Sholinganallur Facility after such date (the “Sholinganallur Post-Transfer Services Agreement”), which the Parties shall negotiate in good faith prior to the Closing and the terms of which shall be in accordance with the terms and principles contained in Schedule 6.21.6; and
(d)    the Purchaser shall deliver the *** Option Agreement duly stamped and executed by Hospira Pte Ltd.
6.21.6    Notwithstanding anything to the contrary set forth in this Agreement, if title to the Sholinganallur Deferred Assets does not transfer at the Closing pursuant to the terms of this Clause 6.21, then each of the covenants set forth in Clause 6.2, Clause 6.3.3 and Clause 6.14 shall remain applicable to the Seller with respect to the Debonding and the Sholinganallur Deferred Assets until the Sholinganallur Deferred Assets Title Transfer.
6.21.7    The Purchaser (i) agrees that the failure of the transfer of title to the Sholinganallur Deferred Assets on the Closing Date as provided in Clause 6.21.2(a) shall not be deemed a breach of the Agreement and (ii) acknowledges that, notwithstanding anything to the contrary in this Agreement, as of the date of Amendment No. 3 to the Agreement, it is the intent of the Parties that the Debonding process not be commenced until after the Closing. It is further agreed and understood by the Parties that nothing herein, including the retention by the Purchaser of the Sholinganallur Deferred Assets Holdback Amount, is intended to limit the Purchaser's remedies under the Agreement if Seller breaches its obligations under Clause 6.21.
6.21.8    The Seller agrees that, following the Closing, the Seller shall continue to operate the Other Businesses at the Sholinganallur Facility in such places as permitted pursuant to the terms of the Sholinganallur Pre-Transfer Services Agreement and the Sholinganallur Post-Transfer Services Agreement, as applicable."
V)A new Clause 6.22 is hereby added to the Agreement, to read in its entirety as follows:

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"6.22    Guts 36 and 37 at Aurangabad
6.22.1    If, prior to or on the Closing Date, each of the Governmental Authorizations set forth on Schedule 6.22.1(a) have not yet been received, then, notwithstanding any representations, warranties, covenants or closing conditions to the contrary, at the Closing title to the portion of the Aurangabad Facility located at Gut Number 36 (“Gut 36”) will not transfer to the Purchaser and the Assumed Liabilities shall not include any Liabilities arising out of, relating to or incurred in connection with the operation or ownership of Gut 36. If, prior to or on the Closing Date, each of the Governmental Authorizations set forth on Schedule 6.22.1(b) have not yet been received, then, notwithstanding any representations, warranties, covenants or closing conditions to the contrary, at the Closing title to the portion of the Aurangabad Facility located at Gut Number 37 (“Gut 37”) will not transfer to the Purchaser and the Assumed Liabilities shall not include any Liabilities arising out of, relating to or incurred in connection with the operation or ownership of Gut 37.
6.22.2    Following the Closing, until title to both of Gut 36 and Gut 37 transfers to the Purchaser, subject to Clause 6.22.3 below, the Seller shall use, and shall cause its Affiliates to use, commercially reasonable efforts to obtain as promptly as practicable all Governmental Authorizations, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other Consents, Releases, substitutions or amendments from, and give all other notices to, all other Persons, that are necessary or advisable for the use of each of Gut 36 and Gut 37 for industrial purposes including change of land use certificates from the appropriate Governmental Authority, factory Consents, environmental Consents, Consents from the Gram Panchayat and other local statutory and municipal bodies in India as may be required, including those listed in Schedule 6.22(a) and Schedule 6.22(b), it being agreed and understood that any costs, fees, expenses or other charges relating to obtaining such Consents or making such filings shall be borne by the Seller (it being further agreed and understood that if Seller does not have adequate financial resources to pay such amounts, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). The Purchaser agrees that such amounts do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the process of obtaining such Consents or making such filings.
6.22.3    Following the Closing, the Purchaser shall assume control of the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) and Schedule 6.22(b) and the Seller shall promptly empower the Purchaser in accordance with applicable Law (through an appropriate authorization and any such other documentation as may be necessary or appropriate in accordance with applicable Law) to represent the Seller in such process. The Seller shall fully cooperate with the Purchaser, including by promptly providing the Purchaser with any correspondence, notices or other written communications in connection with such process and making available to the Purchaser relevant documents and personnel. In addition, the Seller shall provide the Purchaser and its representatives access upon prior notice and during normal business hours to relevant books and records and shall otherwise cooperate with all reasonable requests of the Purchaser in connection with this process. The Seller shall be responsible for the payment of any costs, fees, expenses or other charges relating to obtaining such Consents or making such filings that must be paid in connection with obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) and Schedule 6.22(b) (it being agreed and understood that if Seller does not have adequate financial resources to pay such amounts, the Purchaser shall use good faith efforts to cooperate with the Seller in finding resources for the Seller to make such payments). The Purchaser agrees that such amounts do not include amounts due to advisors of the Purchaser or any time spent by employees of the Purchaser in connection with the process of obtaining such Consents or making such filings.

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6.22.4    Upon the receipt of all the Governmental Authorizations set forth on Schedule 6.22(a) or Schedule 6.22(b), as applicable, then the Seller shall promptly (and no later than 5 (five) Business Days following the receipt of the applicable Governmental Authorizations) assign, transfer, convey and deliver title to Gut 36 or Gut 37, as applicable, free and clear of all Encumbrances (as applicable, the "Gut 36 Transfer" or the "Gut 37 Transfer") and the Purchaser shall assume those Liabilities arising out of, relating to or incurred in connection with the operation or ownership of Gut 36 or Gut 37, as applicable, after the date of the Gut 36 Transfer or the Gut 37 Transfer, as applicable. At the Gut 36 Transfer or the Gut 37 Transfer, as applicable, the Seller shall deliver (i) a sale deed in form and substance reasonably acceptable to the Purchaser duly stamped and executed by the Seller in favor of the Purchaser (as applicable, the "Gut 36 Deed" or the "Gut 37 Deed"), conveying the whole of the right, title and interest of the Seller in Gut 36 or Gut 37, as applicable, to the Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to the Purchaser; and (ii) a notarized copy of the title deed to Gut 36 or Gut 37, as applicable, from which the Seller has derived its title to Gut 36 or Gut 37. At such time, the Purchaser shall duly execute the Gut 36 Deed or the Gut 37 Deed, as applicable. The Parties shall ensure that on the date of the Gut 36 Transfer or the Gut 37 Transfer, the Gut 36 Deed or the Gut 37 Deed, as applicable, shall be registered with the relevant Registrar of Sub Assurances. Notwithstanding anything to the contrary contained herein, it is agreed and understood by the Parties that (i) Gut 36 and Gut 37 are Transferred Assets of the Business and (ii) any representations and warranties made by the Seller pursuant to Clause 9 with respect to Gut 36 and Gut 37 shall be deemed made as of the Effective Date and as of the date of the Gut 36 Transfer or the Gut 37 Transfer, as applicable.
6.22.5    Notwithstanding anything to the contrary set forth in this Agreement, if title to Gut 36 or Gut 37 does not transfer at the Closing pursuant to the terms of this Clause 6.22, then each of the covenants set forth in Clause 6.2, Clause 6.3.3 and Clause 6.14 shall remain applicable to the Seller with respect to the transfer of Gut 36 and Gut 37 and with respect to Gut 36 and Gut 37 until the earlier of (i) the Gut 36 Transfer and the Gut 37 Transfer or (ii) the termination of the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) and Schedule 6.22(b) pursuant to the terms of Clause 6.22.6.
6.22.6    The Purchaser agrees that the failure of the transfer of title to Gut 36 or Gut 37 on the Closing Date as provided in Clause 6.22.1 shall not be deemed a breach of the Agreement.
6.22.7    Notwithstanding anything to the contrary set forth in this Agreement, if title to any of Gut 36 or Gut 37 does not transfer at the Closing pursuant to the terms of this Clause 6.22 and any of the Gut 36 Transfer or the Gut 37 Transfer are not completed on or prior to the 9 month anniversary of the Closing Date (the "Aurangabad Remaining Land Expiration Date"), then, in the sole discretion of the Purchaser, at any time following the Aurangabad Remaining Land Expiration Date the Purchaser may elect (upon written notice to the Seller) to terminate the process of obtaining each of the Governmental Authorizations set forth on Schedule 6.22(a) and Schedule 6.22(b) (it being agreed and understood that in such case the Purchaser shall have no Liability for terminating such process). Upon such termination of such process then, as its sole and exclusive remedy (subject to the last sentence of this Clause 6.22.7), (i) the Seller shall be obligated to pay to the Purchaser an amount equal to INR*** (Indian Rupee ************) and (ii) the Purchaser shall have a full right of set-off and may apply all or part of the Holdback Amount to provide for the payment of such amount. Nothing in this Clause 6.22.7 shall be construed as limiting the Purchaser's remedies under this Agreement in the event of the breach of Clause 6.22, nor shall the Holdback Amount be considered as liquidated damages for any breach of Clause 6.22."
W)A new Clause 6.23 is hereby added to the Agreement, to read in its entirety as follows:

6.23.1	Lender Discussions

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6.23.1 Promptly following the commencement of any discussions, negotiations, arrangements or any Contract with its lenders, either collectively or individually with each lender (“Lender Arrangements”), the Seller shall provide a written notice to the Purchaser setting forth: (i) an accurate and complete list of all parties to such Lender Arrangements; (ii) an accurate and complete list of all parties to the Indebtedness Contracts that are not parties to the Lender Arrangements with respect to such Contracts; (iii) a copy of all Contracts entered into pursuant to such Lender Arrangements; (iv) a summary of the plan of action approved by the lenders pursuant to such Lender Arrangements; and (v) a specific description of any impact that the Lender Arrangements have or may have on the Indebtedness Contracts, the Business, the Transferred Assets of the Business or the ability of any Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate timely the transactions contemplated by this Agreement or the Ancillary Agreements, including a description of any Consents or Releases that must be obtained pursuant to such Lender Arrangements in connection with the transactions contemplated by this Agreement and the Ancillary Agreement.
6.23.2    The Seller shall keep the Purchaser fully and promptly informed as to the status of the Lender Arrangements with the lenders (including any fact, event or circumstances arising out of or in relation to the the Lender Arrangements that could delay consummation of the transactions contemplated under the Agreement) and shall respond to any reasonable questions that the Purchaser may periodically submit with respect to such Lender Arrangements and its effect on the Indebtedness Contracts, the Business, the Transferred Assets of the Business or the ability of any Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate timely the transactions contemplated by this Agreement or the Ancillary Agreements. Without limiting the foregoing, the Seller shall, within three (3) days of any such change, deliver to the Purchaser written notice of any modifications in the discussions or any previously approved plan with the lenders, including a reasonable description of such modification and any effect that such modifications may have on the Indebtedness Contracts, the Business, the Transferred Assets of the Business or the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that the Seller may not agree to any modifications to any previously agreed Lender Arrangement that may adversely affect the Indebtedness Contracts, the Business, the Transferred Assets of the Business, the transactions contemplated by this Agreement and the Ancillary Agreements or the Seller's ability to consummate timely the transactions contemplated by this Agreement and the Ancillary Agreements.
6.23.3    The Seller shall use commercially reasonable efforts to promptly (and in any event, on or before ***) finalize an in-principle agreement with its lenders for obtaining all necessary Lender Consents. The Seller shall use its commercially reasonable efforts to obtain those Consents or Releases pursuant to the Lender Arrangements in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In the event that the Lender Arrangements make it necessary for the Seller to obtain any Consents or Releases not set forth on the Seller Disclosure Schedule, the Seller shall use commercially reasonable efforts to promptly obtain such additional Consents and Releases and the Seller shall have the same obligations under this Agreement with respect to such Consents and Releases as if such Consents and Releases had appeared on the Seller Disclosure Schedule.
X)Clause 7.2.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"for the Aurangabad Facility, subject to the terms of Clause 6.22: (i) a sale deed in form and substance reasonably acceptable to the Purchaser (the “Aurangabad Deed”) duly stamped and executed by the Seller in favor of the Purchaser, conveying the whole of the right, title and interest of the Seller in each parcel of the Aurangabad Facility (excluding the Aurangabad Leased Portion) to the Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to the Purchaser; (ii) a notarized copy of the title deed to the Aurangabad Facility (excluding the Aurangabad Leased Portion) from which Seller has derived its title to the Aurangabad Facility (excluding the Aurangabad Leased Portion); and (iii) a lease deed and any novations, assignments and Consents as may be necessary to transfer the right, title and interest in the Aurangabad Leased Portion in favour of the Purchaser in form and substance reasonably acceptable to the Purchaser (the “Aurangabad Lease Deed”) duly stamped and executed by the Seller and the applicable third party to the lease Contract;"
Y)Clause 7.2.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
"for the Sholinganallur Facility, subject to the terms of Clause 6.21: (i) a sale deed in form and substance reasonably acceptable to the Purchaser (the “Sholinganallur Deed,” and collectively with the Aurangabad Deed and the Aurangabad Lease Deed, the “Deeds”) duly stamped and executed by the Seller in favor of the Purchaser, conveying the whole of the right, title and interest of the Seller in each parcel of the Sholinganallur Facility to the Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to the Purchaser; and (ii) a notarized copy of the title deed to the Sholinganallur Facility from which the Seller has derived its title to the Sholinganallur Facility;"
Z)Clause 7.2.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:
"[Intentionally Omitted]"
AA)Clause 7.2.1(k) of the Agreement is hereby amended and restated in its entirety to read as follows:
"a receipt from the Seller in a form reasonably satisfactory to the Purchaser for the amount of the Cash Consideration (as adjusted pursuant to Clause 3.2.1), less the sum of (i) the Holdback Amount, (ii) an amount equal to the Transferred Employment Liabilities, (iii) the amount of the Indian Rupee equivalent of the Advance Purchase Stock Payment (calculated in accordance with Clause 6.15.1), (iv) the amount paid by the Purchaser to third party creditors per Clause 6.19, (v) the amount paid by the Purchaser per Clause 6.20, (vi) if applicable, the Sholinganallur Deferred Assets Holdback Amount, and (vii) if applicable, the Sholinganallur Debonding Costs Holdback Amount;"
BB)    A new Clause 7.2.1(r) is hereby added to the Agreement, to read in its entirety as follows:
"7.2.1(r)    if applicable pursuant to the terms of Clause 6.21, the Sholinganallur Pre-Transfer Services Agreement duly stamped and executed by the Seller."
CC)    Clause 7.2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"the Cash Consideration (as adjusted pursuant to Clause 3.2.1), less the sum of (i) the Holdback Amount, (ii) an amount equal to the Transferred Employment Liabilities, (iii) the amount of the Indian Rupee equivalent of the Advance Purchase Stock Payment (calculated in accordance with Clause 6.15.1), (iv) the amount paid by the Purchaser to third party creditors per Clause 6.19, (v) the amount paid by the Purchaser per Clause 6.20, (vi) if applicable, the Sholinganallur Deferred Assets Holdback Amount, and (vii) if applicable, the Sholinganallur Debonding Costs Holdback Amount;"
DD)     Clause 7.2.2(g) of the Agreement is hereby amended and restated in its entirety to read as follows:
"[Intentionally Omitted]"
EE)     Clause 7.2.2(i) of the Agreement is hereby amended and restated in its entirety to read as follows:
"the *** Option Agreement duly stamped and executed by Hospira Pte Ltd. (provided, however, that such *** Option Agreement will not be delivered at the Closing if the Debonding has not been completed at or prior to the Closing and, in such case, the *** Option Agreement shall be delivered pursuant to the terms of Clause 6.21);"
FF)    A new Clause 7.2.2(l) is hereby added to the Agreement, to read in its entirety as follows:

"7.2.2(l)    if applicable pursuant to the terms of Clause 6.21, the Sholinganallur Pre-Transfer Services Agreement duly stamped and executed by the Purchaser."

GG) Clause 7.2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"At the Closing, *** shall deliver or cause to be delivered to the Purchaser the *** *** Agreement duly stamped and executed by ***; provided, however, that such *** *** Agreement will not be delivered at the Closing if the Debonding has not been completed at or prior to the Closing and, in such case, *** shall deliver or cause to be delivered to the Purchaser the *** *** Agreement duly stamped and executed by *** on the date of the Sholinganallur Deferred Assets Title Transfer."

HH)    Clause 7.3 of the Agreement is hereby amended and restated in its entirety to read as follows:
"Subject to the terms of Clause 6.21 and Clause 6.22, at the Closing, the Seller shall transfer and convey to the Purchaser title, free and clear of all Encumbrances (other than Permitted Encumbrances), to those Transferred Assets of the Business, the title to which may be effectively transferred by delivery of possession thereof, by delivering possession thereof, wherever they are currently located, to the Purchaser or the Purchaser’s agent. At the Closing, subject to the terms of Clause 6.21 and Clause 6.22, the Purchaser shall enter into possession of the Business of the Seller and shall take delivery of all the Transferred Assets of the Business capable of being effectively transferred by delivery of possession thereof."
II)    Clause 7.4 of the Agreement is hereby amended by deleting the amount "$*** (United States Dollar ************)" in the first sentence thereof and replacing such amount with "INR*** (Indian Rupee ************)".

JJ)    Clause 8.1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

"All Transfer Taxes pertaining to or arising out of or in connection with or attributable to the transactions contemplated by this Agreement and the Ancillary Agreements, regardless of whether such Transfer Taxes, expenses and fees are imposed by Law on the Purchaser, the Transferred Assets of the Business or the Seller shall be borne by the Purchaser. The Purchaser shall withhold from: (a) the Cash Consideration any withholding Tax described in Clause 7.2.2(a) and (b) any other payment required to be made to the Seller under this Agreement, in accordance with applicable Law. The Purchaser shall deposit any such withholding Tax with the relevant Governmental Authority. The Purchaser shall prepare, subject to the Seller’s reasonable approval (which approval shall not be unreasonably withheld or delayed), and timely file all Tax Returns required to be filed in respect of Transfer Taxes. The Seller and the Purchaser shall reasonably cooperate with each other to share information reasonably needed for the preparation of those Tax Returns and any Tax clearance certificates that either the Seller or the Purchaser may request."
KK)    Clause 8.21 of the Agreement (Offer Notice and Exercise of Right of Negotiation Regarding the Retained Sholinganallur Facility) is hereby amended and restated in its entirety as follows:

“8.21     Schedules to Amendment No. 3 to the Agreement

The Parties agree to prepare, agree upon and finalise all schedules and Exhibits added to or modified as set forth in the Amendment No. 3 to the Agreement as soon as may be practicable and in any event not later than thirty (30) days from the date of signing of Amendment No. 3 to the Agreement (it being agreed and understood that such schedules shall provide, among other things, that the Transferred Assets of the Business will include all tangible property located at the Sholinganallur Facility other than (i) those Sholinganallur Excluded Assets listed on Schedule 2.2.6 prior to its amendment pursuant to Amendment No. 3 to the Agreement and (ii) that equipment located in the "animal house" building on the Sholinganallur Facility).”

LL)        Clause 8.22 of the Agreement (Offer Notice and Exercise of Right of Negotiation Regarding the Sholinganallur Facility) is hereby deleted in its entirety.

MM)    Clause 9.4.1 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit F to this Amendment.

NN)    Clause 9.9 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit G to this Amendment.

OO)    Clause 9.12.1 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit H to this Amendment.

PP)        Clause 9.13.1 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit I to this Amendment.

QQ)    Clause 9.18.1 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit J to this Amendment.

RR)    Clause 11.6.1 of the Agreement is hereby amended by deleting the amount "USD*** (United States Dollar ************)" in the first sentence thereof and replacing such amount with "INR***(Indian Rupee ************)".

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

SS)        Clause 11.6.2 of the Agreement is hereby amended by deleting the amount "$*** (United States Dollar ************)" in the first sentence thereof and replacing such amount with "INR*** (Indian Rupee ************)".

TT)        Clause 9.19.2 of the Seller Disclosure Schedule is hereby amended and restated in its entirety to read in its entirety in the form set forth on Exhibit K to this Amendment.

UU)    Clause 12.1.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Closing has not occurred (other than through the failure of the Purchaser to comply fully with its obligations under this Agreement) on or before June 30, 2013 (“Long Stop Date”), which date shall be automatically extended until the date which is *** days after the date of receipt of the Lender Consent by the Seller if the Lender Consent is received by the Seller on or before June 30, 2013 (which date shall then be the “Long Stop Date”); or"

VV)    A new Clause 12.1.2(f) is hereby added to the Agreement, to read in its entirety as follows:

"12.1.2(f)    the Seller has not finalized an in-principle agreement with its lenders for obtaining all necessary Lender Consents on or before *** (it being agreed and understood that the Buyer may not exercise its right under this Clause 12.1.2(f) after the Seller has finalized an in-principle agreement with its Lenders for obtaining all necessary Lender Consents)."

WW)    Clause 12.1.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

"the Closing has not occurred (other than through the failure of the Seller to comply fully with its obligations under this Agreement) on or before the Long Stop Date, which date shall be automatically extended until the date which is *** days after the date of receipt of the Lender Consent by the Seller if the Lender Consent is received by the Seller on or before June 30, 2013 (which date shall then be the “Long Stop Date”); or"

XX)    A new Clause 12.1.3(c) is hereby added to the Agreement, to read in its entirety as follows:

"12.1.3(c)    the Seller has not finalized an in-principle agreement with its lenders for obtaining all necessary Lender Consents on or before *** (it being agreed and understood that the Seller may not exercise its right under this Clause 12.1.3(c) after it has finalized an in-principle agreement with its Lenders for obtaining all necessary Lender Consents)."

YY)    The Agreement is hereby amended to add the schedules added to the Agreement pursuant to the terms of Clause 6.21 and Clause 6.22 in the form set forth on Exhibit L to this Amendment.

2.    General. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary in the Agreement, including the last sentence of Clause 6.4 threrein, the additions and supplements made hereunder to the Schedules, including without limitation, the Seller Disclosure Schedules, shall be deemed to have been made as of the Effective Date of the Agreement.

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

3.    Governing Law. The internal laws of India (without giving effect to any choice or conflict of law provision or rule (whether of India or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Amendment and its Exhibits and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.
4.    Entire Agreement. This Amendment, the Agreement and the exhibits, schedules and addendums hereto and thereto, constitute the entire agreement of the Parties relating to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings.
5.    Execution in Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and any Party may execute this Amendment by signing any one or more of such originals or counterparts. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (“.pdf”) shall be as effective as signing and delivering the counterpart in person.

***SIGNATURE PAGE FOLLOWS***

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

ORCHID CHEMICALS & PHARMACEUTICALS LIMITED By: (s) K. Ragharendra Rao Name: K. Ragharendra Rao Title: Chairman and Managing Director
HOSPIRA HEALTHCARE INDIA PRIVATE LIMITED By:(s) C. Bhaktavatsala Rao Name: C. Bhaktavatsala Rao Title: Managing Director (s) K. Raghavendra Rao Mr. K. Raghavendra Rao